EXHIBIT 99.1

CONTACT:	PAUL K. McGRATH EMAIL: PAUL.MCGRATH@ADSFS.COM (617) 770-3333

A D S FINANCIAL SERVICES SOLUTIONS DISCONTINUES
OPERATIONS OF EARNINGSINSIGHTS

QUINCY, Mass., March 29, 2002 -- A D S Financial Services Solutions (Nasdaq: ADSC), an IT strategy consulting and systems integration firm exclusively serving the financial services industry, today announced it has discontinued the operations of EarningsInsights ("EI") effective immediately.

EarningsInsights, headquartered in Nashville, Tennessee, was a start-up Application Service Provider ("ASP") offering a CRM-Profitability Model primarily for mid-tier financial institutions and small banks. "Revenue from the EarningsInsights offering has not met our expectations and therefore its operations have had a negative impact on our earnings. Given our continued commitment to returning to sustained profitability and revenue growth, we thought it best to discontinue the operation," stated Robert Howe, Chief Executive Officer.

ADS expects to take a pre-tax charge from the discontinued operation of up to $2.7 million in its fourth quarter ending on March 31, 2002.

A D S Financial Services Solutions is a trademark of Atlantic Data Services, Inc., a Quincy, Mass.-based IT strategy consulting and systems integration firm exclusively serving the needs of the financial services industry. ADS offers rapid, cost effective IT solutions to the business challenges faced by financial services companies through its in-depth financial services experience, technological expertise and project management skills. The Company's service offerings are organized around four areas: Customer Relationship Management (CRM), Conversions and Consolidations, IT Strategy and Consulting, and e-Business.

For additional information about ADS please visit our website at www.adsfs.com.

This press release includes forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements when you see us using words such as "expects," "anticipate," "believe," "intend," "may," "predict," and other similar expressions. These forward-looking statements cover, among other items: events, conditions and financial trends that may affect the Company's future plans of operation, business strategy, growth of operations and financial position, including statements regarding pre-tax charges, revenue and earnings or loss per share projections. Any forward-looking statements are not guarantees of future performance and are necessarily subject to a number of risks and uncertainties, some of which are beyond our control. Because of these risks and uncertainties, the forward-looking events discussed in this release might not transpire.

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